FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is made as of January _19_, 2022, by and between ARE-SD REGION NO. 35, LLC, a Delaware limited liability company (“Landlord”), and SINGULAR GENOMICS SYSTEMS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant entered into that certain Lease Agreement dated as of November 15, 2019, as amended by that certain First Amendment to Lease dated as of February 24, 2020, as further amended by that certain Second Amendment to Lease dated as of May 7, 2020, as further amended by that certain Third Amendment to Lease dated as of June 19, 2020, and as further amended by that certain Fourth Amendment to Lease dated as of April 20, 2021 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain “Premises” consisting of (i) Suites A-C and Suite F, consisting approximately, 28,481 rentable square feet (the “Suites A-C/F Premises”), (i) Suite 250, containing approximately 5,749 rentable square feet (the “Suite 250 Expansion Premises”), and (iii) Suite 260, containing approximately 3,183 rentable square feet (the “Suite 260 Expansion Premises”), all in the building located at 3033 Science Park Road, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
Concurrently with this Fifth Amendment, Tenant is entering into a new lease with ARE- 10933 North Torrey Pines, LLC, a Delaware limited liability company, an affiliate of Landlord, pursuant to which Tenant will lease those certain to-be-constructed buildings currently referred to as Building 3 and Building 4, containing approximately 205,666 rentable square feet in the aggregate (the “New Lease”).

C.
The Term of the Lease is scheduled to expire on the Fourth Amendment Expiration Date (as defined in the Fourth Amendment).

D.
Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, extend the Term of the Lease with respect to the entire Premises through the date which is 30 days after the Commencement Date (as defined in the New Lease) (the “Fifth Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term. The Term of the Lease with respect to the entire Premises is hereby extended through the Fifth Amendment Expiration Date; provided, however, that in the event the New Lease terminates prior to the Commencement Date (as defined in the New Lease), then the Fifth Amendment Expiration Date shall be amended to be the date that is 180 days after the date on which the New Lease is terminated. Tenant’s occupancy of the Premises through the Fifth Amendment Expiration Date shall be on an “as-is” basis, and Landlord shall have no obligation to provide any tenant improvement allowance or make any alterations to the Premises. Tenant shall have no right to extend the Term of the Lease.

2.
Base Rent.

a.
Suites A-C/F Premises. Tenant shall continue to pay Base Rent with respect to the Suites A-C/F Premises as provided under the Lease through the Fourth Amendment Expiration Date; provided, however, that on May 15, 2024, the Base Rent with respect to the Suites A-C/F Premises shall increase to a rate of $67.48 per rentable square foot of the Suites A-C/F Premises per year, and the same shall be automatically increased on each May 15 thereafter by the Rent Adjustment Percentage (i.e., 3%).

b.
Suite 250 Expansion Premises and Suite 260 Expansion Premises. Tenant shall continue to pay Base Rent with respect to the Suite 250 Expansion Premises and the Suite 260 Expansion Premises as provided under the Lease.

3.
Regional Amenities. Tenant shall continue paying the Amenities Fee with respect to the Premises as provided in the Lease through the Fifth Amendment Expiration Date.

4.
OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

5.
California Accessibility Disclosure. Section 42(r) of the Lease is hereby incorporated into this Fifth Amendment by reference.

6.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fifth Amendment and that no Broker brought about this transaction, other than Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, Inc. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, Inc., claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all commissions due to Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE arising out of the execution of this Fifth Amendment in accordance with the terms of a separate written agreement between Landlord, on the one hand, and Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, on the other hand.

7.
Miscellaneous.

a.
This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.
This Fifth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fifth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fifth Amendment. In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail.

Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

TENANT:

SINGULAR GENOMICS SYSTEMS, INC.,

a Delaware corporation

By: Name: Drew Spaventa Its: CEO

LANDLORD:

ARE-SD Region No. 35, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland corporation,

managing member

By: Name: Gary Dean

Its: Executive Vice President – Real Estate Legal Affairs